Exhibit 4.1

AMERICAN NATIONAL GROUP INC.

7.000% Fixed-Rate Reset Junior Subordinated Notes due 2055

Third Supplemental Indenture

Dated as of August 22, 2025

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

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EXHIBIT A Form of 7.000% Fixed-Rate Reset Junior Subordinated Note due 2055

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THIRD SUPPLEMENTAL INDENTURE dated as of August 22, 2025 (this “Supplemental Indenture”), to the Indenture dated as of October 2, 2024 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), by and between AMERICAN NATIONAL GROUP INC., a Delaware corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

WHEREAS, the Company and the Trustee have duly authorized, executed and delivered the Base Indenture, which provides for the issuance from time to time of the Company’s debentures, notes or other debt instruments to be issued in one or more Series (as defined therein, “Securities”);

WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a Series of Securities designated as its 7.000% Fixed-Rate Reset Junior Subordinated Notes due 2055 (the “Initial Notes”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein, issued therefor as provided herein (the Initial Notes and any Additional Notes (as defined herein) are together referred to herein as the “Notes”);

WHEREAS, Section 9.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose, without the consent of Holders, provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE One

CERTAIN DEFINITIONS

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.

“Additional Notes” means any Securities issued under the Indenture having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) as the Initial Notes; provided, however, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

“Calculation Agent” has the meaning provided in Section 2.02(c) of this Supplemental Indenture.

“Company” has the meaning provided in the Preamble.

“Event of Default” has the meaning provided in Section 6.01 of this Supplemental Indenture.

“First Reset Date” means December 1, 2030.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15.

If the Five-year U.S. Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-year U.S. Treasury Rate, will determine the Five-year U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-year U.S. Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of Business Day and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading).

“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

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“Indenture” has the meaning provided in the Preamble.

“Initial Notes” has the meaning provided in the Recitals. The Initial Notes issued under the Indenture include any Securities issued in replacement thereof.

“Interest,” when used with respect to the Notes, includes interest accruing on the Notes, interest on deferred interest payments and other unpaid amounts with respect to the Notes and compounded interest with respect to the Notes, as applicable and to the extent permitted by applicable law, without duplication.

“Interest Payment Date” means June 1 and December 1 of each year, commencing December 1, 2025.

“Maturity Date” has the meaning provided in Section 2.01(b)(ii) of this Supplemental Indenture.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Notes” has the meaning provided in the Recitals.

“Optional Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects or is deemed to elect to defer interest on the Notes pursuant to Section 3.01 of this Supplemental Indenture and ending on the earliest of (i) the fifth anniversary of that Interest Payment Date, (ii) the next Interest Payment Date on which the Company has paid all accrued and unpaid deferred interest, including compounded interest, on the Notes and (iii) the Maturity Date, the earlier accelerated maturity date of the Notes or the date of other redemption in full of the Notes.

“Original Issue Date” means August 22, 2025.

“Parity Securities” has the meaning provided in Section 3.03(b) of this Supplemental Indenture.

“Paying Agent” means Wilmington Trust, National Association or any successor paying agent.

“Proceeding” has the meaning provided in Section 5.03(a) of this Supplemental Indenture.

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“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended, that then publishes a rating for the Company (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (i) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the Original Issue Date or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the Original Issue Date.

“Record Date” means, with respect to an Interest Payment Date, the close of business on the immediately preceding May 15 or November 15, as applicable, whether or not a Business Day.

“Redemption Date” means the date fixed for the redemption of the Notes by or pursuant to the Indenture.

“Reference Date” has the meaning provided in Section 4.01(a)(ii) of this Supplemental Indenture.

“Registrar” means Wilmington Trust, National Association, or any successor registrar of the Notes.

“Regulatory Capital Event” means that the Company becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Company as a result of being so subject set forth criteria pursuant to which the full principal amount of the Notes would not qualify as capital under such capital adequacy guidelines, as the Company may determine at any time, in its sole discretion.

“Reset Date” means the First Reset Date and each date thereafter falling on the fifth anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from, and including, a Reset Date to, but excluding, the next Reset Date or the Maturity Date, as the case may be. For the avoidance of doubt, the first Reset Period shall be the period from, and including, the First Reset Date to, but excluding, the next Reset Date.

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“Senior Indebtedness” means all amounts due on obligations, including principal of, and interest on, and any other payment due, in connection with any of the following, whether incurred prior to, on or after the date of this Supplemental Indenture or thereafter incurred or created: (i) all obligations of the Company for money borrowed (other than the Notes), (ii) all obligations of the Company evidenced by notes, debentures, bonds or other similar instruments (other than the Notes), including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt issued by the Company to any trust or a trustee of such trust, or to a partnership or other Affiliate of the Company (for the avoidance of doubt, including any trust, partnership or other Affiliate constituting a Subsidiary of the Company) that acts as a financing vehicle for the Company, in connection with the issuance of securities by such vehicles, (iii) all obligations of the Company under leases required or permitted to be capitalized under GAAP, (iv) all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company, (v) all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its Subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes, (vi) all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations the Company incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company, (vii) all obligations of the types referred to in the preceding clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has assumed or guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, (viii) all compensation, reimbursement and indemnification obligations of the Company to the Trustee pursuant to the Indenture, and (ix) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the types of indebtedness described in clauses (i) through (viii). Notwithstanding anything in the Indenture or the Notes to the contrary, “Senior Indebtedness” does not include (1) any indebtedness of the Company that by its terms expressly provides that it is subordinated, or not senior in right of payment, to the Notes, (2) any indebtedness of the Company that by its terms expressly provides that it will rank equal in right of payment with the Notes and (3) any obligations of the Company to trade creditors created or assumed in the ordinary course of business. For the avoidance of doubt, the Trust Subordinated Debentures shall constitute Senior Indebtedness.

“Specimen Note” has the meaning provided in Section 2.01(b) of this Supplemental Indenture.

“Supplemental Indenture” has the meaning provided in the Preamble.

“Tax Event” means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any (i) amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the Original Issue Date, (ii) official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the Original Issue Date, or (iii) threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which challenge is asserted or becomes publicly known on or after the Original Issue Date, there is more than an insubstantial increase in the risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.

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“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based on the yield or yields for the most recent day that appear after such time on such day in H.15. In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Reference Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Reference Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Reference Date, as applicable. If there is no United States Treasury security maturing on the Reference Date but there are two or more United States Treasury securities with a maturity date equally distant from the Reference Date, one with a maturity date preceding the Reference Date and one with a maturity date following the Reference Date, the Company shall select the United States Treasury security with a maturity date preceding the Reference Date. If there are two or more United States Treasury securities maturing on the Reference Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Subordinated Debentures” means the Company’s 5% Subordinated Debentures Due 2047.

“Trustee” has the meaning provided in the Preamble.

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ARTICLE Two

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 2.01.         Scope of Supplemental Indenture and Terms. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

(a)             Pursuant to this Supplemental Indenture, there is hereby created and designated one Series of Securities under the Base Indenture entitled the “7.000% Fixed-Rate Reset Junior Subordinated Notes due 2055”.

(b)             The Notes shall be in the form of Exhibit A hereto (the “Specimen Note”), which is hereby incorporated into this Supplemental Indenture by reference. The terms of the Notes shall be as follows:

(i)            The Notes are to be issued initially in an aggregate principal amount of $500,000,000; provided, however, that the aggregate principal amount of the Notes which may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the Indenture and the Notes.

(ii)           The Notes will mature on December 1, 2055 (the “Maturity Date”).

(iii)          The Notes will bear interest at the applicable rate or rates set forth in Section 2.02 of this Supplemental Indenture.

(iv)          The date from which interest shall accrue, the payment dates on which interest shall be payable and the regular record date for the interest payable on any payment date will be as set forth in Section 2.02 of this Supplemental Indenture.

(v)           The Company will have the option to defer interest payments on the Notes as set forth in Article Three of this Supplemental Indenture.

(vi)          Principal of and Interest on the Notes are payable at the Corporate Trust Office, except as otherwise provided in the Specimen Note.

(vii)         The Notes shall be redeemable at the redemption prices and on the terms set forth in Article Four of this Supplemental Indenture and Article 3 of the Base Indenture.

(viii)        The Notes will not be subject to any sinking fund and the Notes will not otherwise be redeemable or repayable at the option of the Holders.

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(ix)           The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(x)           The Notes are to be issued initially as Registered Global Securities. Beneficial owners of interests in the Notes may exchange such interests in accordance with the Indenture and the terms of the Notes.

(xi)          The trustee, registrar and paying agent for the Notes shall be the Trustee, and the depositary for the Notes shall be DTC.

(xii)         Interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

(xiii)         The Company will not pay additional amounts on the Notes held by a Person who is not a U.S. Person with respect to any tax, assessment or governmental charge withheld or deducted.

(xiv)        The Notes will be subordinated to the prior payment in full of all of the Company’s Senior Indebtedness, as set forth in Article Five of this Supplemental Indenture.

(xv)         The terms of the Notes shall include such other terms as are set forth in the Specimen Note and in the Indenture, which terms shall be incorporated herein. To the extent the terms of the Indenture and the Specimen Note are inconsistent, the terms of the Indenture will govern.

Section 2.02.         Payment of Interest.

(a)             Subject to applicable law and subject to the Company’s right to defer interest payments as set forth in Article Three of this Supplemental Indenture, the Notes will bear interest (i) from, and including, the Original Issue Date to, but excluding the First Reset Date at the fixed rate of 7.000% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the Reset Interest Determination Date for such Reset Period plus 3.183%, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below 7.000%. Subject to the Company’s right to defer interest payments as set forth in Article Three of this Supplemental Indenture, interest on the Notes will be payable semi-annually in arrears on each Interest Payment Date to the Holders at the close of business on the immediately preceding Record Date for such Interest Payment Date. However, notwithstanding anything to the contrary in the Indenture or the Notes, Interest that the Company pays on the Maturity Date, the date of any earlier accelerated maturity of the Notes or a Redemption Date (for the avoidance of doubt, including on the last day of an Optional Deferral Period, if ending on any such date) will be payable to the Person to whom the principal will be payable.

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(b)             Interest payments will include accrued interest from, and including, the Original Issue Date, or, if interest has already been paid, from the most recent date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date, the Maturity Date or the Redemption Date, as the case may be.

(c)             Unless the Company has validly redeemed all outstanding Notes on or before the First Reset Date, the Company will appoint a calculation agent (such agent, the “Calculation Agent”) with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The Company or any of its Affiliates may be appointed as and act as the Calculation Agent, and the Company may replace the Calculation Agent at any time or from time to time. The applicable interest rate for each Reset Period as provided in this Section 2.02 will be determined by the Calculation Agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the relevant Reset Period. The Company shall then promptly notify the Trustee and Paying Agent in writing of such interest rate. The Calculation Agent’s determination of any interest rate and its calculation of the amount of Interest for any Reset Period beginning on or after the First Reset Date will be final and binding in the absence of manifest error. Neither the Trustee nor the Paying Agent shall have any responsibility or liability for determining any applicable interest rate or for verifying the calculations by the Calculation Agent. Such determination of any interest rate and calculation of the amount of Interest will be on file at the Company’s principal offices and will be made available to any Holder upon request.

Section 2.03.         Compounded Interest. Solely for purposes of the Notes, for each of Section 1.01, Section 2.05, Section 2.14, Section 2.15, Section 3.04, Section 3.05, Article 4, Article 6, Article 7, Article 8, Section 9.03 and Article 10 of the Base Indenture, each instance of the word “interest,” as applicable to interest on the Notes, shall be read to include interest accruing on the Notes, interest on deferred interest payments and other unpaid amounts with respect to the Notes and compounded interest with respect to the Notes, as applicable and to the extent permitted by applicable law, without duplication.

ARTICLE Three

OPTION TO DEFER INTEREST PAYMENTS

Section 3.01.         Option to Defer Interest Payments. The Company shall have the option to defer interest payments on the Notes as follows:

(a)             So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company may, in its sole discretion, defer interest payments on the Notes for one or more Optional Deferral Periods of up to five consecutive years each. For the avoidance of doubt, no Optional Deferral Period may extend beyond the Maturity Date, the earlier accelerated maturity date of the Notes or other redemption in full of the Notes.

(b)             During an Optional Deferral Period, interest will continue to accrue at the then-applicable interest rate on the Notes, and deferred interest payments will accrue additional interest at the then-applicable interest rate on the Notes, compounded semi-annually as of each Interest Payment Date, to the extent permitted by applicable law. No interest otherwise due during an Optional Deferral Period will be due and payable on the Notes until the end of such Optional Deferral Period except with respect to redeemed Notes upon a redemption of such Notes during such Optional Deferral Period.

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(c)             At the end of an Optional Deferral Period, the Company must pay all accrued and unpaid deferred interest, including compounded interest. The payment of such accrued and unpaid deferred interest, including compounded interest, shall be made on the last day of such Optional Deferral Period, to the Holders at the close of business on the immediately preceding Record Date for the Interest Payment Date at the end of such Optional Deferral Period or, if an Optional Deferral Period ends on the Maturity Date, the date of any earlier accelerated maturity of the Notes or a Redemption Date, to the Person to whom the principal will be payable. For the avoidance of doubt, Section 2.13 of the Base Indenture shall not apply to the Notes.

(d)             At least two Business Days prior to the conclusion of an Optional Deferral Period, the Company shall provide written notice to the Trustee that such Optional Deferral Period will be concluding and the amount of Interest the Company will pay on the last day of such Optional Deferral Period; provided that, for the avoidance of doubt, the failure of the Company to provide such notice in accordance with this Section 3.01(d) shall not result in an extension of the Optional Deferral Period and shall not constitute an Event of Default.

(e)             If, at the end of any Optional Deferral Period, the Company has paid all deferred interest due on the Notes, including compounded interest, the Company shall have the right to elect to begin a new Optional Deferral Period pursuant to this Section 3.01 of this Supplemental Indenture.

Section 3.02.         Notice of Deferral.

(a)             The Company shall provide to the Trustee and the Holders written notice of its election to commence or continue any Optional Deferral Period at least one and not more than 60 Business Days prior to the applicable Interest Payment Date (subject to the applicable procedures of DTC); provided that, for the avoidance of doubt, the failure of the Company to provide such notice in accordance with this Section 3.02(a) shall not constitute an Event of Default. Notice of the Company’s election of an Optional Deferral Period shall be given to the Trustee and each Holder at such Holder’s address appearing in the Register by first-class mail, postage prepaid, or, in the case of Registered Global Securities, by transmission to DTC.

(b)             Whether or not notice pursuant to Section 3.02(a) of this Supplemental Indenture is given, the Company’s failure to pay interest on the Notes on any Interest Payment Date shall itself constitute the commencement of an Optional Deferral Period unless the Company deposits with the Paying Agent, in trust for the benefit of the Holders, such interest in full (including interest on such interest from and including the applicable Interest Payment Date to but excluding the date interest is actually deposited by the Company in accordance with Section 2.05 of the Base Indenture) within five Business Days after such Interest Payment Date. If the Company shall determine to pay such interest within such five Business Day period, the Company shall provide written notice to the Trustee at least one Business Day prior to the date on which the Company deposits the funds, including the amount the Company will deposit; provided that, for the avoidance of doubt, the failure of the Company to provide such notice in accordance with this Section 3.02(b) shall not result in the commencement of an Optional Deferral Period and shall not constitute an Event of Default.

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Section 3.03.         Payment Restrictions During an Optional Deferral Period. So long as any Notes remain outstanding, after the commencement of an Optional Deferral Period until the Company has paid all accrued and unpaid interest, including compounded interest, on the Notes, the Company shall not, and shall not permit any of its Subsidiaries to:

(a)             declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock (which includes common and preferred stock) other than:

(i)            purchases, redemptions or other acquisitions of the Company’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, agents, directors or consultants or under any dividend reinvestment plan or shareholder purchase plan;

(ii)           purchases, redemptions or other acquisitions of the Company’s capital stock pursuant to a contractually binding requirement entered into prior to the beginning of the related Optional Deferral Period, including under a contractually binding stock repurchase plan;

(iii)          as a result of any reclassification of any class or series of the Company’s capital stock, or the exchange, redemption or conversion of any class or series of the Company’s capital stock for any class or series of the Company’s capital stock;

(iv)          the purchase of or payment of cash in lieu of fractional interests in the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(v)           the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction by the Company or any of the Company’s Subsidiaries;

(vi)          dividends or distributions payable solely in the Company’s capital stock, or options, warrants or rights to subscribe for or acquire capital stock, or repurchases or redemptions of capital stock made solely from the issuance or exchange of such capital stock or stock that ranks equally with or junior to such capital stock; or

(vii)         the declaration of rights in accordance with any stockholder rights plan, the issuance or distribution of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto; or

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(b)             make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities or guarantees that rank equal in right of payment with the Notes (“Parity Securities”) or indebtedness ranking junior in right of payment to the Notes other than:

(i)            any exchange, redemption or conversion of the Company’s indebtedness for any class or series of the Company’s capital stock; or

(ii)           (1) any payment on Parity Securities necessary to avoid a breach of the instrument governing such Parity Securities or (2) any payment, repurchase or redemption in respect of Parity Securities made ratably and in proportion to the respective amount of (A) accrued and unpaid amounts on such Parity Securities, on the one hand, and (B) accrued and unpaid amounts on the Notes, on the other hand.

For the avoidance of doubt, notwithstanding anything to the contrary in the Indenture or the Notes, neither the Indenture nor the Notes shall restrict in any manner the ability of any of the Company’s Subsidiaries to pay dividends or make any distributions to the Company or to any of the Company’s other Subsidiaries.

ARTICLE Four

REDEMPTION

The following provision shall apply with respect to the Notes:

Section 4.01.         Redemption at the Option of the Company.

(a)             The Company may redeem the Notes at its option, in whole at any time or in part from time to time:

(i)             on any day in the period commencing on and including the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed; and

(ii)             after the First Reset Date, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed;

plus, in each case, any accrued and unpaid Interest thereon (including compounded interest, if any) to, but excluding, the Redemption Date (subject to the rights of Holders on the applicable Record Date to receive accrued and unpaid interest on the corresponding Interest Payment Date); provided that no partial redemption pursuant to this Section 4.01(a) of this Supplemental Indenture shall be effected unless at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Company or any of its Affiliates, shall remain outstanding after giving effect to such redemption and all accrued and unpaid Interest thereon shall have been paid in full on all outstanding Notes for all Interest Payment Dates occurring on or before the Redemption Date.

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(b)             The Company may redeem the Notes in whole, but not in part, at any time:

(i)             within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event, at a redemption price equal to 100% of the principal amount of the Notes being redeemed; or

(ii)             within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes being redeemed;

plus, in each case, any accrued and unpaid Interest thereon to, but excluding, the Redemption Date.

(c)             With respect to any redemption of the Notes pursuant to this Section 4.01 of this Supplemental Indenture, the Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall not have any responsibility for determining or verifying such calculation.

(d)             The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(e)             Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

ARTICLE Five

SUBORDINATION

The following provisions shall apply with respect to the Notes:

Section 5.01.         Agreement to Subordinate.

(a)             The Company covenants and agrees, and, by acceptance of a Note or a beneficial interest in a Note each Holder and any Person acquiring a beneficial interest in a Note will be deemed to have covenanted and agreed, that all of the Notes are issued subject to the provisions of this Article Five; and each Holder of a Note and each Person acquiring a beneficial interest in a Note, whether upon original issue or upon transfer or assignment thereof, shall be bound by such provisions.

(b)             The payment by the Company of the principal of, and Interest on, all of the Notes is hereby expressly subordinated and is junior in right of payment to the prior payment in full of all Senior Indebtedness, to the extent and in the manner herein set forth.

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(c)             The provisions of this Article Five define the subordination of the Notes, as obligations of the Company, with respect to the Senior Indebtedness of the Company.

(d)             No provision of this Article Five shall prevent the occurrence of any Event of Default hereunder.

Section 5.02.         Default on Senior Indebtedness.

(a)             (i) In the event and during the continuation of any default by the Company in the payment of principal, interest or any other amount due on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise, beyond any applicable grace period, or (ii) in the event that an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity of such Senior Indebtedness and written notice of such event of default, requesting that payments on the Notes cease, is given to the Company by the holders of such Senior Indebtedness, then, in either case, until such default in payment or event of default has been cured, is waived or ceases to exist and any related acceleration has been rescinded, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Company on account of the Notes or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Notes.

(b)             In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee or the Holders before all such Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, and a Responsible Officer of the Trustee or such Holder has actual knowledge that such payment should not have been made to it, such payment or distribution shall be held in trust for the benefit of, and upon written direction from the Company or the trustee or other representative for such Senior Indebtedness shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company and certified to the Trustee or Holders, as applicable, in writing, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

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Section 5.03.         Liquidation; Dissolution; Bankruptcy.

(a)             In the event of any (i) dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency or receivership or any proceeding for any of the foregoing, (ii) general assignment for the benefit of creditors, or (iii) marshaling of any assets or liabilities for the benefit of creditors, all amounts due upon all Senior Indebtedness, which includes interest accruing after the commencement of any proceeding, assignment or marshaling of assets described above, shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment, whether in cash, property or securities, is made by the Company on account of the principal of or interest on, the Notes; and upon any such event described in clauses (i) through (iii) of this Section 5.03(a) (each, a “Proceeding”), any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Five, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under the Indenture if received by them or it, directly to the holders of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Senior Indebtedness held by such holders, as calculated by the Company and certified to the Trustee or Holders, as applicable, in writing) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(b)             In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee or the Holders before all such Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, and a Responsible Officer of the Trustee or such Holder has actual knowledge that such payment should not have been made to it, such payment or distribution shall be held in trust for the benefit of, and upon written direction from the Company or the trustee or other representative for such Senior Indebtedness shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

(c)             If any Proceeding occurs, after the Company has paid in full all amounts owed on Senior Indebtedness, the Holders, together with the holders of any of the Company’s other obligations that rank equally with the Notes, shall be entitled to receive from the Company’s remaining assets any principal or Interest due at that time on the Notes and such other obligations before the Company shall make any payment or other distribution on account of any of the Company’s capital stock or obligations ranking junior to the Notes.

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(d)             For purposes of this Article Five, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Five with respect to the Notes to the payment of all Senior Indebtedness of the Company which may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 5 of the Base Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 of the Base Indenture. Nothing in Section 5.02 of this Supplemental Indenture or in this Section 5.03 shall apply to subordinate claims of, or payments to, the Trustee under or pursuant to Sections 6.06 and 7.08 of the Base Indenture.

Section 5.04.         Subrogation. Senior Indebtedness shall only be deemed to have been paid in full if the holders of such Senior Indebtedness have received cash, securities or other property which is equal to the amount of the outstanding Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of, and Interest on, the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article Five, and no payments pursuant to the provisions of this Article Five to or for the benefit of the holders of such Senior Indebtedness by the Holders or the Trustee, shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness.

Section 5.05.         Relative Rights. The provisions of this Article Five are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Five, elsewhere in the Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and Interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company, other than the holders of such Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Five of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

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Section 5.06.         Trustee to Effectuate Subordination. Each Holder by such Holder’s acceptance of a Note authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Five and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders.

Section 5.07.         Notice by the Company.

(a)             The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Five. Notwithstanding the provisions of this Article Five or any other provision of the Indenture or the Notes, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Five, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 5.07(a) at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including the payment of the principal of, or Interest on, any Note), then, notwithstanding anything to the contrary in the Indenture or the Notes, but without limiting the rights and remedies of the holders of Senior Indebtedness or any representative or trustee therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b)             Notwithstanding anything to the contrary in the Indenture or the Notes, nothing shall prevent any payment by the Company or the Trustee to the Holders of monies in connection with a redemption of the Notes if notice of such redemption has been given pursuant to Article 3 or Section 8.01 of the Base Indenture prior to the receipt by the Trustee of written notice as aforesaid.

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(c)             The Trustee, subject to the provisions of Section 7.01 of the Base Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Five, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Five, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; provided, however, that the Trustee shall have no duty to inquire or investigate the right of such Person to participate in any payment or distribution pursuant to this Article Five.

Section 5.08.         Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article Five, the Trustee, subject to the provisions of Section 7.01 of the Base Indenture, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Five.

Section 5.09.         Rights of the Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

(a)             The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Five in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in the Indenture or the Notes shall deprive the Trustee of any of its rights as such holder.

(b)             For the avoidance of doubt, nothing in this Article Five shall subordinate claims of, or payments to, the Trustee under or pursuant to Section 7.08 of the Base Indenture, which such claims or payments constitute Senior Indebtedness.

Section 5.10.         Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Five, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article 7 of the Base Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to the Holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Five or otherwise.

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Section 5.11.         Subordination May Not Be Impaired.

(a)           No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b)           Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to such Holders and without impairing or releasing the subordination provided in this Article Five or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding, (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Indebtedness, (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness, (iv) release any Person liable in any manner for the collection of such Senior Indebtedness, (v) exercise or refrain from exercising any rights against the Company and any other Person and (vi) apply any sums received by them to Senior Indebtedness.

Section 5.12.         Article Applicable to Paying Agents. In case at any time any Paying Agent for the Notes other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article Five shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent for the Notes were named in this Article Five in addition to or in place of, as applicable, the Trustee; provided, however, that Sections 5.09 and 5.10 of this Supplemental Indenture shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as such Paying Agent.

ARTICLE Six

DEFAULTS AND REMEDIES

Section 6.01.         Events of Default.

(a)           Section 6.01 of the Base Indenture shall be modified with respect to the Notes as set forth below:

(i)           Clauses (a), (b), (c) and (f) of Section 6.01 of the Base Indenture shall not apply to the Notes.

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(ii)          Clauses (d) and (e) of Section 6.01 of the Base Indenture shall apply to the Notes.

(b)           The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Holders pursuant to the Indenture in connection with any Default, unless such remedies are available under the Indenture, and the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Sections 6.12 and 7.02(g) of the Base Indenture, provided, however, that this provision shall not affect the rights of the Trustee that are available under the Indenture with respect to any Events of Default that may occur with respect to the Notes. In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such Default were an Event of Default.

(c)           For purposes of this Section 6.01 and the Base Indenture solely with respect to the Notes, the term “Default” means any of the following events:

(i)           default in any payment of Interest in full on any Note for a period of 30 days after the conclusion of a five-year period following the commencement of any Optional Deferral Period if such Optional Deferral Period has not ended prior to the conclusion of such five-year period;

(ii)          default in the payment of the principal on any Note when due at the Maturity Date, upon optional redemption, upon declaration or otherwise; or

(iii)         default in the observance or performance of any covenant or agreement contained in the Indenture or the Notes.

For the avoidance of doubt, and notwithstanding anything to the contrary in the Indenture or the Notes, if the Company gives or is deemed to give, in accordance with Section 3.02 of this Supplemental Indenture, a timely written notice of its election to commence or continue an Optional Deferral Period on any Interest Payment Date (and, if such notice continues an Optional Deferral Period, such Optional Deferral Period has not continued for five years), then no default arises under the Indenture (for the avoidance of doubt, including for purposes of Section 6.03 of the Base Indenture) from its non-payment of interest on such Interest Payment Date.

ARTICLE Seven

MISCELLANEOUS

Section 7.01.         Governing Laws; Waiver of Jury Trial; Submission to Jurisdiction.

THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

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EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO AND THE HOLDERS, BY ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 7.02.         No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture (other than the Base Indenture), loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture (other than the Base Indenture).

Section 7.03.         Successors.

All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 7.04.         Severability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.05.         Force Majeure.

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 7.06.         Table of Contents, Headings, Etc.

For the avoidance of doubt, the rules of construction in Section 1.04 of the Base Indenture shall apply to this Supplemental Indenture as if set forth herein. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 7.07.         Counterparts; Electronic Signatures. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

Unless otherwise provided herein, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything in the Indenture or the Notes to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by it pursuant to procedures approved by the Trustee.

Section 7.08.         Confirmation of Indenture; Conflicts. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument. Solely with respect to the Notes, upon and after the execution of this Supplemental Indenture, each reference in the Indenture, as amended by this Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof,” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as amended by this Supplemental Indenture. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

Section 7.09.         Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

Section 7.10.         Tax Treatment. The Company agrees, and, by acceptance of a Note or a beneficial interest in a Note each Holder and any Person acquiring a beneficial interest in a Note will be deemed to have agreed, in each case, that such Person intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for U.S. federal, state and local income tax purposes.

[Signature Pages Follow]

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SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above.

AMERICAN NATIONAL GROUP INC.

By:	/s/ Reza Syed
Name: Reza Syed
Title: Chief Financial Officer and Executive Vice President

[Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Iris Munoz
Name: Iris Munoz
Title: Assistant Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM

OF

7.000% FIXED-RATE RESET JUNIOR SUBORDINATED NOTE DUE 2055

Ex. A-1

[FORM OF FACE OF NOTE]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

Ex. A-2

No. [ ]	$[ ] CUSIP No. 025676 AR8 ISIN No. US025676AR82

AMERICAN NATIONAL GROUP INC.

7.000% FIXED-RATE RESET JUNIOR SUBORDINATED NOTES DUE 2055

AMERICAN NATIONAL GROUP INC., a corporation in existence under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[          ][as may be increased or decreased on the attached Schedule of Increases and Decreases of Global Notes] on December 1, 2055 (the “Maturity Date”), and, subject to the Company’s right to defer interest payments as set forth in Article Three of the Supplemental Indenture (as defined below), to pay interest on said principal sum semi-annually on June 1 and December 1, commencing December 1, 2025 (each, an “Interest Payment Date”), at the applicable rate or rates specified in the Supplemental Indenture from August 22, 2025, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such Interest Payment Date, which shall be the May 15 and November 15 (whether or not a Business Day (as defined below)) immediately preceding such Interest Payment Date. However, notwithstanding anything to the contrary herein or in the Indenture (as defined below), Interest that the Company pays on the Maturity Date, the date of any earlier accelerated maturity of the Notes or a Redemption Date (for the avoidance of doubt, including on the last day of an Optional Deferral Period, if ending on any such date) will be payable to the Person to whom the principal will be payable.

So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company may, in its sole discretion, defer interest payments on the Notes for one or more Optional Deferral Periods of up to five consecutive years each. For the avoidance of doubt, no Optional Deferral Period may extend beyond the Maturity Date, the earlier accelerated maturity date of the Notes or other redemption in full of the Notes. During an Optional Deferral Period, interest will continue to accrue at the then-applicable interest rate on the Notes, and deferred interest payments will accrue additional interest at the then-applicable interest rate on the Notes, compounded semi-annually as of each Interest Payment Date, to the extent permitted by applicable law.

At the end of an Optional Deferral Period, the Company must pay all accrued and unpaid deferred interest, including compounded interest. The payment of such accrued and unpaid deferred interest, including compounded interest, shall be made on the last day of such Optional Deferral Period, to the Holders at the close of business on the immediately preceding Record Date for the Interest Payment Date at the end of such Optional Deferral Period or, if an Optional Deferral Period ends on the Maturity Date, the date of any earlier accelerated maturity of the Notes or a Redemption Date, to the Person to whom the principal will be payable.

Ex. A-3

At least two Business Days prior to the conclusion of an Optional Deferral Period, the Company shall provide written notice to the Trustee that such Optional Deferral Period will be concluding and the amount of Interest the Company will pay on the last day of such Optional Deferral Period.

If, at the end of any Optional Deferral Period, the Company has paid all deferred interest due on the Notes, including compounded interest, the Company shall have the right to elect to begin a new Optional Deferral Period pursuant to the Indenture.

The Company shall provide to the Trustee and the Holders written notice of its election to commence or continue any Optional Deferral Period at least one and not more than 60 Business Days prior to the applicable Interest Payment Date (subject to the applicable procedures of DTC). Whether or not notice pursuant to the Indenture is given, the Company’s failure to pay interest on the Notes on any Interest Payment Date shall itself constitute the commencement of an Optional Deferral Period unless the Company deposits with the Paying Agent, in trust for the benefit of the Holders, such interest in full (including interest on such interest from and including the applicable Interest Payment Date to but excluding the date interest is actually paid) within five Business Days after such Interest Payment Date. If the Company shall determine to pay such interest within such five Business Day period, the Company shall provide written notice to the Trustee at least one Business Day prior to the date on which the Company deposits the funds, including the amount the Company will deposit.

Payment of the principal of and Interest on this Note will be made at the Place of Payment in Dollars as more fully provided in the Indenture.

The indebtedness evidenced by this Note is, to the extent and in the manner provided in Article Five of the Supplemental Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such subordination provisions in the Supplemental Indenture. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Ex. A-4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

By:
Name:
Title:

Ex. A-5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Ex. A-6

[FORM OF REVERSE OF NOTE]

AMERICAN NATIONAL GROUP INC.

7.000% FIXED-RATE RESET JUNIOR SUBORDINATED NOTES DUE 2055

This Note is one of a duly authorized issue of debentures, notes or other debt instruments of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture dated as of October 2, 2024 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of August 22, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and any other supplemental indenture thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $500,000,000.

Interest on the Notes will be payable semi-annually in arrears on each Interest Payment Date, subject to deferral as provided in Article Three of the Supplemental Indenture. If any Interest Payment Date, the Maturity Date or any earlier repayment date falls on a day that is not a Business Day, then payment of Interest or principal that would otherwise be payable on such date will be made on the next succeeding Business Day, and no interest will accrue on the amount so payable for the period from such Interest Payment Date, Maturity Date or earlier repayment date, as the case may be, to the date payment is made. Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The Notes may be redeemed at the option of the Company prior to their Stated Maturity, as provided in Article Four of the Supplemental Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority of the outstanding aggregate principal amount of the Securities of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Securities of each Series to be affected by such waiver, on behalf of the Holders of Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture or the Securities with respect to such Series. Once effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Ex. A-7

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes occurs and is continuing, the principal amount hereof shall become immediately due and payable in the manner and with the effect provided in the Indenture, provided that in any such case the payment of principal and Interest on such Notes shall remain subordinated to the extent provided in Article Five of the Supplemental Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar and duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon the Company shall execute, and, upon receipt by the Trustee of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of this Note at the office or agency of the Company.

No service charge shall be made to any Holder for any such registration of, transfer or exchange of this Note, but the Company or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered on the Security register as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Ex. A-8

The Company may, without the consent of the existing holders of the Notes, issue Additional Notes of this Series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing Notes and Additional Notes form the same series under the Indenture; provided, however, that if any such Additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

The Company agrees, and, by acceptance of a Note or a beneficial interest in a Note each Holder and any Person acquiring a beneficial interest in a Note will be deemed to have agreed, in each case, that such Person intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for U.S. federal, state and local income tax purposes.

This Note shall be governed by and interpreted in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Ex. A-9

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                              attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated: ____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Ex. A-10

SCHEDULE OF INCREASES AND DECREASES OF THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $___________. The following increases and decreases of interests in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

_______________________
*         This schedule should be included only if the Note is issued in global form.

Ex. A-11